EXHIBIT 1

                  THIS GROUP AGREEMENT, dated as of September 14, 2000, is among International Specialty Products Inc. ("ISP") and the other parties signatory hereto (collectively with ISP, the "Investors").

                  WHEREAS, the Agreement and Plan of Merger between Invitrogen Corporation ("Invitrogen") and Life Technologies, Inc. ("LT"), dated as of July 7, 2000 (the "Merger Agreement") is scheduled to be voted on by the LT stockholders on September 14, 2000; and

                  WHEREAS, ISP has been considering the exercise of dissenters' rights with respect to the 3,506,270 shares of common stock of LT (the "ISP LT Shares") held of record by ISP and its subsidiaries (for the purposes of this Group Agreement, ISP and such subsidiaries are referred to collectively as "ISP");

                  NOW, THEREFORE, each of the Investors agrees to the following:

                  1. If, within 120 days after the effective date of the Merger, ISP settles its dissenter's right of appraisal and receives a per share consideration in excess of $60 per ISP LT Share, each Investor who has received Investor Excess Cash (as defined in paragraph 2) shall be entitled to share on a pro rata basis (as described in paragraph 2) the total consideration received by ISP to the extent, and only to the extent, that the per share consideration received by ISP is in excess of $60. The consideration ISP receives in settlement of its dissenter's right of appraisal shall be valued as a sum of (i) any cash received, plus (ii) with respect to any securities received and still held by ISP at 4 P.M. EST on the third business day after such receipt, the reported closing price of such securities on such third business day, plus (iii) with respect to any securities received and then sold by ISP prior to 4 P.M. EST on the third business day after such receipt, the total proceeds received from such sales.

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                  2.       If, within 120 days after the effective date of the
                           merger of LT with and into Invitrogen Corporation (the "Merger"), either (i) ISP has not settled its dissenters' rights claims or (ii) ISP has effectively withdrawn its dissenters' rights claims and receives the Standard Election Consideration (as defined in the Merger Agreement), then if and to the extent that an Investor other than ISP receives cash in excess of what it would have received had ISP not exercised its dissenters' rights and instead made a cash election (in the aggregate, the "Investor Excess Cash"), ISP, at its option, shall transfer to each such Investor a number of shares of Invitrogen stock and shall receive from each such Investor an amount of cash in exchange therefor such that after giving effect to such transfers each of such Investors shall have shared on a pro rata basis with ISP (i.e., based on the total number of shares owned by such Investor with respect to which it makes an all-cash election as compared to the total number of shares making an all-cash election owned by all such Investors plus the shares owned by ISP) the total cash consideration received by all the Investors, including ISP, pursuant to the Merger Agreement. If any such transfer occurs it shall occur within three business days following the receipt by ISP of the Standard Election Consideration. For the purpose of determining the number of shares to be transferred in exchange for the cash the shares of Invitrogen shall be valued at $60 per share.

                  3. If ISP determines not to exercise its dissenters' rights with respect to the ISP LT Shares, the agreements contained in paragraphs 1 and 2 of this Group Agreement shall be null and void. If any Investor determines not to make an all-cash election pursuant to the Merger Agreement with respect to any of the LT Shares held by it (the "No Cash Election

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                           Shares"), such Investor shall not be bound by
                           paragraph 2, and shall not have any right to enforce any benefit contained in paragraph 1 or 4, of this Group Agreement with respect to such No Cash Election Shares.

                  4. All legal fees and expenses incurred by the Investors incident to realizing that to which Investors are entitled upon consummation of the Invitrogen merger shall be borne by the Investors pro rata (without regard to the $5,000 limit set forth in the previous Group Agreements dated November 25, 1998, December 1, 1998 and July 18, 2000) to the extent such total fees are less than or equal to $15,000, except that legal fees and expenses incurred by ISP in connection with the perfection of ISP's appraisal rights underss. 262 of the Delaware General Corporation Law and ISP's participation in any adjudication, arbitration or other discussion of valuation thereunder shall be borne by ISP.

                  5. Any and all disputes arising under or relating to the performance or breach of this letter agreement shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") by a single arbitrator selected from the Complex Litigation panel of the AAA. The hearings shall be held in New York City and judgment on the arbitrator's award may be entered in the state or federal courts sitting in the City of New York.

                  Kindly confirm your acceptance of the above by signing below. This letter agreement shall be valid if executed in counterparts which all together shall constitute the same instrument and shall not be effective until a signed counterpart from each Investor is received by ISP.


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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date written above.

                              INTERNATIONAL SPECIALTY
                              PRODUCTS INC.


                              By  /s/  Susan B. Yoss
                                 -------------------------------------------
                                 Name:  Susan B. Yoss
                                 Title:  Senior Vice President and Treasurer


                              Shares Beneficially Owned:  3,506,270





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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date written above.


                              THE COHEN REVOCABLE TRUST


                              By /s/ S. Cohen
                                 -------------------------------------------
                                 Name:  S. Cohen
                                 Title:   Trustee

                              Shares Beneficially Owned:  397,100





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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date written above.


                              BEAR, STEARNS & CO. INC.



                              By /s/ Barry Cohen
                                 -------------------------------------------
                                 Name:  Barry Cohen
                                 Title:  Senior Managing Director

                                 Shares Beneficially Owned:  300,000




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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date written above.


                                 /s/ Frederick R. Adler
                                 -------------------------------------------
                                 Frederick Adler

                                 Shares Beneficially Owned:  714,895








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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date written above.

                                 /s/ Annie Chang
                                 -------------------------------------------
                                 Annie Chang

                                 Shares Beneficially Owned:  135,500








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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date written above.

                                 BEAR, STEARNS & CO. INC.



                                 By /s/ Barry Cohen
                                    --------------------------------------
                                    Name:  Barry Cohen
                                    Title:  Senior Managing Director

                                    Shares Beneficially Owned:  47,651
                                    (shares held in market-making account)





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